                           GRANITE BROADCASTING CORPORATION

                         SECOND AMENDMENT AND LIMITED WAIVER
                    TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

          This SECOND AMENDMENT AND LIMITED WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of February 17, 1998 and entered into by and among Granite Broadcasting Corporation, a Delaware corporation ("Company"), the Guarantors listed on the signature pages hereof (the "Guarantors"), the financial institutions listed on the signature pages hereof ("Lenders"), Bankers Trust Company, as agent for Lenders (in such capacity, "Agent"), and The Bank of New York, First Union National Bank of
North Carolina, Goldman Sachs Credit Partners L.P. and Union Bank of California, N.A., as co-agents (in such capacity, "Co-Agents"), and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of September 4, 1996, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of June 6, 1997 (as so amended, the "Credit Agreement"), by and among Company, Lenders, Agent and Co-Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                       RECITALS

          WHEREAS, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below.

          WHEREAS, Company and Lenders desire to waive compliance with the provisions of subsection 7.6A in the manner and to the limited extent described below.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and pursuant to subsection 10.6 of the Credit Agreement, the parties hereto agree as follows:

          SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT

          Amendments to Section 1: Definitions

          Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated Adjusted EBITDA" therefrom in its entirety and substituting the following therefor:

     "   "Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income and provisions for franchise taxes (but, with respect to franchise taxes an amount not to exceed $150,000 for such period), (iv) total depreciation expense,
     (v) total amortization expense (including, without duplication, Programming Amortization Expense), (vi) to the extent it was included in the determination of Consolidated Net Income, any cash premium paid in redeeming the remaining outstanding principal amount of the Subordinated Notes on September 1, 1997 at a redemption price of 106.38% of their principal amount and (vii) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that the income of Company and its Subsidiaries from any LMA shall only be included in Consolidated Adjusted EBITDA to the extent that it does not exceed 10% thereof."

          SECTION 2.  LIMITED WAIVER

          Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby waive compliance with the provisions of subsection 7.6A for the fiscal quarters ending September 30, 1997 and December 31, 1997.

          SECTION 3.  LIMITATION OF WAIVER

          Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of subsection 7.6A of the Credit Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:

          (a)  constitute a waiver of compliance by Company with respect to
     (i) subsection 7.6A of the Credit Agreement in any other instance or
     (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

          (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

          Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

          SECTION 4.     CONDITIONS TO EFFECTIVENESS

          This Amendment shall become effective (the "Second Amendment Effective Date") only upon receipt by Agent of counterparts hereof duly executed by Company, Guarantors and Requisite Lenders or, in the case of any Lender, telecopy or telephone confirmation from such Lender of its execution hereof.

          SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Requisite Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

          A. Authorization; Binding Obligations. Company has all requisite corporate power and authority to enter into this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by Company. This Amendment has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by equitable principles relating to enforceability.

          B. No Conflict. The execution and delivery by Company of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries

     (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

          C. Governmental Consents. The execution and delivery by Company of this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except to the extent that Company is required to file this Amendment with the FCC.

          D. Incorporation of Representations. Each representation and warranty of Company contained in each of the Loan Documents is true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of the Second Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

          E. Absence of Default. No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.


          SECTION 6.     ACKNOWLEDGEMENT AND CONSENT

     Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under the Subsidiary Guaranty shall not be impaired or affected and the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

          SECTION 7.  MISCELLANEOUS

          A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit

     Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

          C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                     [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



     COMPANY:            GRANITE BROADCASTING CORPORATION


                              By: /s/ Ellen McClain
                                 -------------------------
                                      Ellen McClain
                                      Vice President

     SUBSIDIARIES:       GRANITE RESPONSE TELEVISION, INC.
                         KBVO, INC.
                         KBVO LICENSE, INC.
                         KNTV, INC.
                         KNTV LICENSE, INC.
                         RJR COMMUNICATIONS, INC.
                         KBJR LICENSE, INC.
                         SAN JOAQUIN COMMUNICATIONS
                           CORPORATION
                         KSEE LICENSE, INC.
                         WPTA-TV, INC.
                         WPTA-TV LICENSE, INC.
                         WTVH, INC.
                         WTVH LICENSE, INC.
                         WWMT-TV, INC.
                         WWMT-TV LICENSE, INC.
                         WKBW-TV, INC.
                         WKBW-TV LICENSE, INC.
                         QUEEN CITY BROADCASTING, INC.
                         QUEEN CITY BROADCASTING
                         OF NEW YORK, INC.
                         WXON, INC.
                         WXON LICENSE, INC.

                              By:  /s/ Ellen McClain
                                   ------------------------
                                   Ellen McClain





                              QUEEN CITY III LIMITED PARTNERSHIP
                              By:  WKBW-TV, INC.,
                                   its General Partner


                                   By:  /s/ Ellen McClain
                                   ------------------------
                                        Ellen McClain

     LENDERS:            BANKERS TRUST COMPANY,
                         individually and as Agent


                         By:  /s/ Patricia Hogan
                              ------------------------
                              Name:  Patricia Hogan
                              Title: Principal

                         GOLDMAN SACHS CREDIT PARTNERS L.P.,
                         as a Co-Agent and a Lender


                         By:  /s/ Stephen B. King
                              ------------------------
                              Name:  Stephen B. King
                              Title: Authorized Signatory

                         FIRST UNION NATIONAL BANK OF NORTH
                         CAROLINA,
                         as a Co-Agent and a Lender


                         By:  /s/ Jim F. Redman
                              ----------------------------
                              Name:  Jim F. Redman
                              Title: Senior Vice President

                         THE BANK OF NEW YORK,
                         as a Co-Agent and a Lender


                         By:  /s/ Brian C. Weddington
                              ------------------------
                              Name:  Brian C. Weddington
                              Title: AVP

                         UNION BANK OF CALIFORNIA, N.A.,
                         as a Co-Agent and a Lender


                         By:  /s/ Kristina M. Mouzakis
                              -------------------------------
                              Name:  Kristina M. Mouzakis
                              Title: Assistant Vice President

                         THE BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Lender


                         By:  /s/ Glenn B. Eckert
                              ------------------------
                              Name:  Glenn B. Eckert
                              Title: Vice President

                         BANQUE FRANCAISE DU COMMERCE
                         EXTRIEUR,
                         as a Lender


                         By:  /s/ William C. Maier
                              -------------------------
                              Name:  William C. Maier
                              Title: VP-Group Manager




                         By:  /s/ Kevin McOwen
                              -------------------------
                              Name:  Kevin McOwen
                              Title: Assistant Treasurer

                         THE SUMITOMO BANK, LIMITED,
                         as a Lender


                         By:  /s/ Ronald W. Gale
                              -------------------------------
                              Name:  Ronald W. Gale
                              Title: VP

                         By:  /s/ William N. Paty
                              -------------------------------
                              Name:  William N. Paty
                              Title: Vice President & Manager

                         DRESDNER BANK AG, NEW YORK AND GRAND
                         CAYMAN BRANCHES,
                         as a Lender


                         By:  /s/ William E. Lambert
                              -------------------------------
                              Name:  William E. Lambert
                              Title: Assistant Vice President

                         By:  /s/ Jane A. Majeski
                              -------------------------------
                              Name:  Jane A. Janeski
                              Title: Vice President

                         ABN AMRO BANK N.V., NEW YORK BRANCH,
                         as a Lender


                         By:  /s/ David C. Carrington
                              --------------------------
                              Name:  David C. Carrington
                              Title: Vice President

                         By:  /s/ Frances OR. Logan
                              --------------------------
                              Name:  Frances OR. Logan
                              Title: Group Vice President

                         HELLER FINANCIAL, INC.,
                         as a Lender


                         By:  /s/ Patrick Hayes
                              -------------------------
                              Name:  Patrick Hayes
                              Title: Vice President

                         MICHIGAN NATIONAL BANK,
                         as a Lender


                         By:  /s/ Stephane Lubin
                              ---------------------------
                              Name:  Stephane Lubin
                              Title: Relationship Manager

                         BANQUE PARIBAS,
                         as a Lender


                         By:
                              -------------------------
                              Name:
                              Title:


                         By:
                              -------------------------
                              Name:
                              Title:

                         THE BANK OF NOVA SCOTIA,
                         as a Lender


                         By:  /s/ Vincent J. Fitzgerald, Jr.
                              --------------------------------
                              Name:  Vincent J. Fizgerald, Jr.
                              Title: Authorized Signatory

                         BANQUE NATIONALE DE PARIS,
                         as a Lender


                         By:  /s/ Marcus C. Jones
                              -------------------------------
                              Name:  Marcus C. Jones
                              Title: Vice President

                         By:  /s/ Pamela Lucash
                              -------------------------------
                              Name:  Pamela Lucash
                              Title: Assistant Vice President

                         COMPAGNIE FINANCIERE DE CIC ET DE
                         L'UNION EUROPEENNE,
                         as a Lender


                         By:  /s/ Marcus Edward
                              -------------------------
                              Name:  Marcus Edward
                              Title: Vice President


                         By:  /s/ Anthony Rock
                              -------------------------
                              Name:  Anthony Rock
                              Title: Vice President